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EX-23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission File Numbers 333-35918 and 333-47438) of our report dated March 28, 2000, except for paragraph 4 of Note 10 for which the date is April 12, 2000, relating to the financial statements of Aquis Communications Group, Inc., as of December 31, 1999 and for the year then ended, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
-------------------------------

PricewaterhouseCoopers LLP
New York, New York
March 27, 2002